REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT made and entered into as of this 12th day of September, 1996, by and between NAL FINANCIAL GROUP INC., a Delaware corporation (the "Company"), MERRILL LYNCH WORLD INCOME FUND, INC. ("MLW") and CONVERTIBLE HOLDINGS, INC. ("CHI").

                                   BACKGROUND

         Pursuant to a Securities Purchase Agreement dated September 12, 1996 (the "Purchase Agreement"), by and among the Company, MLW and CHI, the Company has issued to MLW and CHI, in the aggregate, a $5,000,000 principal amount subordinated convertible debenture (the "Debenture"), and has issued to MLW and CHI warrants (the "Warrants") to purchase an aggregate amount of shares of 62,500 Common Stock of the Company.

         In order to induce MLW and CHI to enter into the foregoing transaction, the Company has agreed to provide MLW and CHI with the rights set forth in this Agreement.

Article 1. CERTAIN DEFINITIONS.

         In addition to the other terms defined in this Agreement, the following terms shall be defined as follows:

         "Agreement" means this Registration Rights Agreement.

         "Brokers' Transactions" has the meaning ascribed to such term pursuant to Rule 144 under the Securities Act.

         "Business Day" means any day on which the New York Stock Exchange ("NYSE") is open for trading.

         "Common Stock" means any outstanding shares of Common Stock of the Company, as well as any Shares issuable upon the conversion of the Debentures and/or exercise of the Warrants.

         "Company" means NAL Financial Group Inc., a Delaware corporation.

         "Debenture" has the meaning ascribed in the Background section of this Agreement.

         "Demand Registrations" mean all registrations of Registrable Securities covered by Section 2(a).

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         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

         "Holders" mean MLW and CHI for so long as (and to the extent that) they own any Registrable Securities, and each of their successors, assigns, and direct and indirect transferees who become registered owners of Registrable Securities or securities exercisable, exchangeable or convertible into Registrable Securities.

         "Mandatory Registration Statement" means a Mandatory Registration Statement of the Company pursuant to the provisions of Section 2(a) of this Agreement which covers Common Stock on an appropriate form then permitted by the SEC to be used for such registration and the sales contemplated to be made thereby under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Registration Statement, including pre and post-effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Mandatory Registration" means a registration of Common Stock effected pursuant to Section 2(a) hereof.

         "Outstanding" means with respect to any securities as of any date, all such securities therefore issued, except any such securities therefore canceled or held by the Company or any successor thereto whether in its treasury or not) or any affiliate of the Company or any successor thereto shall not be deemed "Outstanding" for the purpose of this Agreement.

         "Person" means an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

         "Registrable Security(ies)" means all or any portions of any shares of Common Stock or other equity securities of the Company that may be issued upon the conversion of, or in exchange for, the Debentures, upon exercise of the Warrants and any additional shares of Common Stock or other equity securities of the Company issued or issuable after the date hereof in respect of any such securities (or other equity securities issued in respect thereof) by way of a stock dividend or stock split, in connection with a combination, exchange, reorganization, recapitalization or reclassification of Company securities, or pursuant to a merger, division, consolidation or other similar business transaction or combination involving the Company; provided that: as to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, or (ii) when and to the extent all such securities are permitted to be distributed pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act without

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any volume restrictions or other limitations upon resale, or are otherwise freely transferable to the public without further registration under the Securities Act and are not subject to any limitations on the amount of sales under Rule 144 or (iii) when such securities shall have ceased to be Outstanding and, in the case of clause (ii), the Company shall, if requested by the Holder or Holders thereof, have delivered to such Holder or Holders the written opinion of independent counsel to the Company to such effect. Any time this Agreement requires the vote or consent of the Holder of a "majority" or other stated percentage of the Registrable Securities, the term Registrable Securities shall, solely for purposes of calculating such vote, be deemed to include the Registrable Securities then issuable under the Debenture, upon exercise of the Warrants, and any other securities exercisable or exchangeable for, or convertible into, Registrable Securities.

         "Registration Date" means the earlier of the dates identified in subparagraphs (A) or (B) below:

         (A) means that date which occurs on the earlier of (i) March 31, 1997; or (ii) one hundred and twenty (120) days after the completion of an underwritten primary public offering presently being prepared by the Company (and anticipated to occur during the fourth quarter of 1996); or

         (B) the first date upon which Conseco, Inc. or any affiliates thereof exercise any of the registration rights as provided in the Securities Purchase Agreement entered into between Conseco, Inc. and certain affiliates thereof and the Company as of April 23, 1996.

         "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s), accountants, and experts in connection with the registration under the Securities Act of Registrable Securities; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering documents and amendments and supplements thereto, and the mailing and delivery of copies thereof to the underwriters and dealers, if any; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements, and any other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of; (iv) any other expenses in connection with the qualification of Registrable Securities for offer and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys;
(v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Registrable Securities to be disposed of and any blue sky registration or filing fees, and
(vi) the fees and expenses incurred in connection with the listing of Registrable Securities on each securities exchange (or NASDAQ National Market System) on which Company securities of the same class are then listed; provided, however, that Registration Expenses with respect to any registration pursuant to this Agreement shall not include (x) expenses of any Holder's counsel, or (y) any underwriting discounts or commissions attributable to Registrable Securities, each of which shall be borne by the Holder.

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         "SEC" means the United States Securities and Exchange Commission, or
such other federal agency at the time having the principal responsibility for administering the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

Article 2. MANDATORY REGISTRATION.

         (a) The Company shall not later than the Registration Date file with the SEC to register for resale under the Securities Act the Registrable Securities held by (or then issuable to) the Holders for sale pursuant to a Mandatory Registration. The Company will use its best efforts to have the Mandatory Registration declared effective as soon thereafter as is practicable. The Company agrees to use its best efforts to keep the Mandatory Registration Statement continuously effective until the third anniversary of the Mandatory Registration Statement's effective date with the SEC or such shorter period that will terminate when all of the Registrable Securities covered by the Mandatory Registration Statement have been sold pursuant to the Mandatory Registration Statement. The Company further agrees to supplement or amend the Mandatory Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Mandatory Registration Statement or by the 1993 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by Holders with respect to information relating to such Holders, and to use its best efforts to cause any such amendment to become effective and such Mandatory Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC. Notwithstanding anything to the contrary contained herein, the Company's obligation above shall extend only to the inclusion of the Registrable Securities in a registration statement filed under the Securities Act. The Company shall have no obligation to assure the terms and conditions of distribution, to obtain a commitment from an underwriter relative to the sale of the Registrable Securities or to otherwise assume any responsibility for the manner, price or terms of the distribution of the Registrable Securities.

            (b)(i) If following the Registration Date an underwritten secondary public offering (the "Offering") is to be undertaken by the Company on behalf of Conseco, Inc. and any affiliates thereof, including Great American Reserve Insurance Company and/or Beneficial Standard Life Insurance Company (in the aggregate, "Conseco") pursuant to demand rights granted by the Company to Conseco or any of its affiliates under existing Registration Rights Agreements dated April 23, 1996 and the Holders receive written notification (the "Notification") from Conseco and the managing underwriter of such Offering: (A) that in the opinion of such underwriter the success of the proposed offering will be materially adversely effected by virtue of the public resale rights granted to the Holders pursuant to subparagraph 2(a) above; and (B) inviting inclusion in the Offering of Registrable Securities of the Holders to be offered and sold on the same terms as are being offered by Conseco; then, and in that event, in modification of the rights granted under subparagraph (2)(a) above, the Holders may either: (i)

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include the Registrable Securities covered by such Notification in the Offering on the same terms and conditions as have been offered to Conseco and thereafter concurrently suspend sales of the Registrable Securities pursuant to the Mandatory Registration Statement (and if the Offering does not include 100% of the Registrable Securities, then resales thereof pursuant to the Mandatory Registration Statement may not commence until up to 120 days following the closing date of the Offering, in the discretion of the managing underwriter); or
(ii) if the Holder elects not to include the Registrable Securities covered by the Notification in the Offering, it shall agree to suspend sales of the Registrable Securities covered by the Mandatory Registration Statement until up to 120 days following the closing date of the offering (in the discretion of the managing underwriter);

         (b)(ii) If in the underwritten secondary Offering the managing underwriter advises the Company in writing that in its opinion, based upon market and other conditions, the offering cannot include 100% of the Registrable Securities of the Holders and 100% of the securities of Conseco, then the Company shall include in such Offering such number of securities of Conseco and the Holders as are determined in the discretion of the managing underwriter, with the relevant percentage of such securities to be offered on behalf of Conseco and the Holders to be determined in accordance with the ratio in which Conseco and the Holders have provided in aggregate principal amount debenture financing to the Company.

Article 3. REGISTRATION PROCEDURES.

         Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration of the resale of such Registrable Securities and pursuant thereto the Company shall as soon as practicable:

         (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to the resale of such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and consent of such counsel);

         (b) notify each Holder of Registrable Securities promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to

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the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

         (c) upon the occurrence of any event contemplated by Section (b) above, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the prospectus until the Company has amended or supplemented the prospectus to correct such misstatement or omission, which the Company shall effect without delay;

         (d) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (e) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by the sellers in such jurisdictions (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

         (f) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (g) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

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

         (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

         (i) make available for inspection during normal business hours by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

         (j) notify Conseco, Inc. promptly in writing of the filing of a Mandatory Registration Statement with the SEC on behalf of the Holders.

Article 4. REGISTRATION EXPENSES.

         All Registration Expenses in connection with any of the registration events identified within this Agreement shall be borne by the Company. All other expenses shall be borne by the Holders.

Article 5. INDEMNIFICATION.

         (a) The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by such Holder for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall provide reasonable and customary indemnification to such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

         (b) In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration

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

statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any written information or affidavit so furnished by such Holder; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

         (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

Article 6. OBLIGATION OF HOLDERS.

         (a) In connection with each registration hereunder, each selling Holder will furnish to the Company in writing such information with respect to such seller and the securities held by such seller, and the proposed distribution by them as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws, as a condition precedent to including such seller's Registrable Securities in the registration statement. Each selling Holder also shall agree to promptly notify the Company of any changes in such information included in the registration statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing.

         (b) In connection with each registration pursuant to this Agreement, the Holders included therein will not effect sales thereof until notified by the Company of the effectiveness of

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

the registration statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. At the end of any period during which the Company is obligated to keep a registration statement current, the Holders included in said registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

Article 7. MISCELLANEOUS.

         (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to that state's conflict of laws provisions.

         (b) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders.

         (d) Notices. All communications under this Agreement shall be sufficiently given if delivered by hand or by overnight courier or mailed by registered or certified mail, postage prepaid, addressed,

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



                           (i)      if to the Company, to:

                                    NAL Financial Group Inc.
                                    500 Cypress Creek Road West
                                    Suite 590
                                    Ft. Lauderdale, FL  33309
                                    Attention:  President

                                    with a copy to:

                                    Stephen M. Cohen, Esquire
                                    Buchanan Ingersoll Professional Corporation
                                    1200 Two Logan Square
                                    18th and Arch Streets
                                    Philadelphia, PA  19103

or, in the case of the Holders, at such address as each such Holder shall have furnished in writing to the Company; or at such other address as any of the parties shall have furnished in writing to the other parties hereto;

         (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (f) Entire Agreement; Survival; Termination. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         (g) Jurisdiction. The Company and Holders agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or state courts in the County of New Castle, State of Delaware. Service of process on the Company or the Holders in any action arising out of or relating to this Agreement shall be effective if mailed to such party at the address listed in paragraph 10(d) above.

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

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed this Agreement as of the date first written above.


                             NAL FINANCIAL GROUP INC.


                             By:
                                ----------------------------------
                                Name:
                                     -----------------------------
                                Title:
                                      ----------------------------


                             MERRILL LYNCH WORLD INCOME FUND, INC.


                             By:
                                ----------------------------------
                                Name:
                                     -----------------------------
                                Title:
                                      ----------------------------


                             CONVERTIBLE HOLDINGS, INC.


                             By:
                                ----------------------------------
                                Name:
                                     -----------------------------
                                Title:
                                      ----------------------------


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                                NOTICE SCHEDULE:


List of Holders:
----------------






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